Exhibit 99.01

News Release Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

AllianceBernstein appoints John B. Howard Chief Financial Officer; Robert H. Joseph, Jr. to retire

New York, NY, March 22, 2010 – AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today announced that John B. Howard, 40, has been appointed Senior Vice President and Chief Financial Officer (“CFO”), effective immediately.  Mr. Howard, who joins the firm from AQR Capital Management where he was Chief Financial Officer and Chief Operating Officer, will report to David A. Steyn, Chief Operating Officer.  Robert H. Joseph, Jr., 62, who has served as CFO since 1994, will remain with the firm in a senior advisory role until his retirement at the end of 2010.

Peter S. Kraus, Chairman and Chief Executive Officer of AllianceBernstein, said, “I would like to thank Bob Joseph for his more than 25 years of dedicated service to AllianceBernstein, during which he made innumerable contributions to the firm’s success. With great skill and knowledge, he presided over the financial complexities of the combination of Alliance Capital and Sanford C. Bernstein in 2000, as well as our firm’s dramatic international expansion in recent years.”

“We are pleased to have attracted a financial professional of John Howard’s caliber to become our new CFO and we welcome him to our senior leadership team.   John’s in-depth knowledge of the asset management and the sell-side industries, as well as his international experience, make him an ideal leader of our global finance efforts,” concluded Mr. Kraus.

Before joining AllianceBernstein, Mr. Howard served as CFO of AQR Capital Management since 2007 and was also named COO in 2009.  Prior to that, he spent nearly a decade at Knight Capital Group in various financial roles in New York and London, including CFO from 2003-2007.  Mr. Howard received a Bachelor of Science in Accounting from Lehigh University, and is a Certified Public Accountant.

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Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in our Form 10-K for the year ended December 31, 2009. Any or all of the forward-looking statements that we make in this news release, Form 10-K, other documents we file with or furnish to the SEC, and any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect our financial condition, results of operations and business prospects.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world. AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries. AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities. Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers high quality, in-depth research, portfolio strategy and brokerage-related services to institutional investors, and equity capital markets services to issuers of publicly-traded securities.

At December 31, 2009, AllianceBernstein Holding L.P. owned approximately 36.5% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 62.1% economic interest in AllianceBernstein.

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